UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2024

BRAND ENGAGEMENT NETWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 E. Snow King Ave

PO Box 1045

Jackson, WY 32001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (214) 452-2300

DHC Acquisition Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

WithumSmith+Brown, PC (“Withum”) served as the independent registered public accounting firm for DHC since its inception. On March 24, 2024, the Audit Committee of the Board approved the dismissal of Witham, effective immediately, and approved the engagement of L.J. Soldinger and Associates (“L.J. Soldinger”) as BEN’s independent registered public accounting firm to audit BEN’s consolidated financial statements. L.J. Soldinger served as the independent registered public accounting firm of Prior BEN prior to the Business Combination. Accordingly, Withum was informed that it was dismissed and replaced by L.J. Soldinger as BEN’s independent registered public accounting firm.

Withum’s report on DHC’s financial statements as of December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that such audit report contained an explanatory paragraph in which Withum expressed substantial doubt as to DHC’s ability to continue as a going concern if it did not complete a business combination. During the period of Withum’s engagement by the Company, and the subsequent interim period preceding Withum’s dismissal, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Withum, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports covering such periods. No other “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Withum’s engagement and subsequent interim period preceding Withum’s dismissal.

From DHC’s inception to the engagement of L.J. Soldinger, neither DHC nor anyone on its behalf consulted L.J. Soldinger regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on DHC’s financial statements, and neither a written report was provided to DHC or oral advice was provided that L.J. Soldinger concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Withum with a copy of the disclosures made pursuant to this Item 4.01 prior to the filing of this Current Report on Form 8-K and requested that Withum furnish a letter addressed to the Securities and Exchange Commission, as required by Item 304(a)(3) of Regulation S-K, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and if not, stating the respects in which it does not agree.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description
16.1	Letter from WithumSmith+Brown, PC regarding Change in Independent Registered Public Accounting Firm dated March 28, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2024

BRAND ENGAGEMENT NETWORK INC.

By:	/s/ Michael Zacharski
Name:	Michael Zacharski
Title:	Chief Executive Officer